EXHIBIT 99.1

FOR FURTHER INFORMATION:
North Pointe Holdings Corporation	Financial Relations Board
Brian J. Roney	Leslie Loyet
Senior Vice President — Finance	Director
(248) 358-1171	(312) 640-6672 lloyet@financialrelationsboard.com
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 19, 2005
NORTH POINTE COMMENTS ON HURRICANE LOSSES;
Announces Date for Third Quarter Earnings
SOUTHFIELD, MI — October 19, 2005 — North Pointe Holdings Corporation (Nasdaq: NPTE) today announced its current estimates of hurricane-related losses and loss adjustment expenses for the third quarter of 2005.
North Pointe estimates its pre-tax losses and loss adjustment expenses for Hurricanes Dennis, Katrina and Rita will be in the range of $5.4 million to $5.9 million, net of reinsurance, or $3.6 million to $3.9 million after-tax, which will be recorded in the third quarter of 2005.
North Pointe also reported that it has received a $2.1 million assessment ($1.4 million after-tax) related to 2004 hurricane activity by the state of Florida’s Citizens Property Insurance Corporation (“Citizens”), which expense will be recorded in the third quarter of 2005. Citizens is a special purpose insurer managed by the state of Florida that is principally funded by premiums from its policyholders and, to the extent necessary, assessments on insurance companies that underwrite policies in the state of Florida. Florida law authorizes insurers who are subject to such assessment to impose special surcharges on policyholders to recoup the full amount of the assessment. As a result, North Pointe expects to recover the amount of the assessment over the next twelve to eighteen months through such surcharges.
-more-
P.O. Box 2223, Southfield, MI 48037-2223 • 28819 Franklin Road, Southfield, MI 48034-1656
(800) 229-NPIC • (248) 358-1171 • Fax (248) 357-3895

North Pointe Holdings Corporation
Add 1
Based on the foregoing expenses and its results of operations, North Pointe expects to report break-even to slightly positive earnings for the third quarter ended September 30, 2005.
North Pointe plans to issue a press release on November 10, 2005, announcing its financial results for the third quarter ended September 30, 2005. The company will host a conference call with investors and analysts at 11:00 a.m. Eastern Time on November 10, 2005.
About North Pointe Holdings Corporation
North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan. Commercial multi-peril insurance is offered to small businesses, such as artisans and contractors, in Florida. North Pointe’s personal lines include non-standard homeowners’ policies in Indiana and Illinois, and traditional homeowners’ policies in Florida.
Forward-Looking Statements
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; retention and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth strategies; possible assessments for guaranty funds, other insurance-related assessments and mandatory reinsurance arrangements and North Pointe’s ability to recover such assessments through future surcharges or other rate changes; the occurrence of severe weather conditions and other catastrophes; the cyclical and seasonal nature of the industries within which North Pointe operates; intense competition with other insurance companies; the potential loss of key personnel; North Pointe’s ability to obtain and retain trade association endorsements; performance of North Pointe’s various operating subsidiaries; restrictions that may limit the ability of North Pointe’s subsidiaries to pay dividends to North Pointe; existing and future regulations by the local, state and federal governments; the compliance of subsidiaries with minimum capital and surplus requirements; ratings of North Pointe’s insurance company subsidiaries by A.M. Best; the availability and pricing of reinsurance; the potential for non-payment or delay in payment by reinsurers; the outcome of current industry investigations; potential regulation limiting the use of undisclosed contingent commission arrangements with independent agents; adverse market conditions that could negatively impact North Pointe’s investment portfolio; reliance on information technology and telecommunication systems; and management’s ability to effectively manage a public company.
For further information regarding risks and uncertainties associated with North Pointe’s business, please refer to the “Risk Factors” section of the prospectus constituting part of North Pointe’s Registration Statement on Form S-1 (Reg. No. 333-122220) and to North Pointe’s SEC filings, which are available on North Pointe’s website at http://www.npte.com.

North Pointe Holdings Corporation
Add 2
All information in this release is as of October 19, 2005. North Pointe undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in North Pointe’s expectations.
To learn more about North Pointe Holdings Corporation, please visit www.npte.com